UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2008

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 10, 2008, Quicksilver Resources Inc. (“Quicksilver”) and certain of its subsidiaries entered into a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) among Quicksilver, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A. (formerly named The Bank of New York Trust Company, N.A.), as trustee.  The Sixth Supplemental Indenture supplements the Indenture, dated as of December 22, 2005, between Quicksilver and the Trustee (the “Base Indenture”), as supplemented by the Fifth Supplemental Indenture, dated as of June 27, 2008, among Quicksilver, certain of Quicksilver’s subsidiaries parties thereto and the Trustee (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  The Sixth Supplemental Indenture implements an increase, effective as of June 27, 2008, in the stated rate of interest borne by Quicksilver’s 7¾% Senior Notes due 2015 from 7¾% per annum to 8¼% per annum.

The Sixth Supplemental Indenture is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Item 2.03.	Creating a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits:

Exhibit Number	Description
4.1	Sixth Supplemental Indenture, dated as of July 10, 2008, among Quicksilver Resources Inc., the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President -
Chief Financial Officer

Date: July 10, 2008

Index to Exhibits

Exhibit Number	Description
4.1	Sixth Supplemental Indenture, dated as of July 10, 2008, among Quicksilver Resources Inc., the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.